Texas-New Mexico Power Company
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067

EXHIBIT 32.3
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2021, for Texas-New Mexico Power Company (“Company”), as filed with the Securities and Exchange Commission on October 28, 2021 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 28, 2021	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
Chief Executive Officer
Texas-New Mexico Power Company

		By:	/s/ Joseph D. Tarry
Joseph D. Tarry
Senior Vice President and
Chief Financial Officer
Texas-New Mexico Power Company